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                                                                    EXHIBIT 99.1


For More Information:
Investor contact:  Barbara Bolens  414-438-6940
Media contact:  Carole Herbstreit 414-438-6882

BRADY REPORTS FISCAL 2003 THIRD QUARTER RESULTS, AND ANNOUNCES RESTRUCTURING

MILWAUKEE (May 16, 2003)--Brady Corporation (NYSE: BRC), a world leader in identification solutions, today announced results for its fiscal 2003 third quarter ended April 30, 2003.
         Sales for the quarter were $142.0 million, compared to $130.5 million in the third quarter last year, an increase of 8.8 percent. Sales were positively impacted by foreign currency exchange which contributed $8.8 million to sales in the quarter. Net income for the quarter was $8.6 million or $0.37 per diluted Class A Common Share, up from $8.5 million or $0.36 per share reported in the fiscal 2002 third quarter.
         "While sales improved modestly in the third quarter, our net income increased significantly over second quarter as the temporary disruptions in our North American direct marketing business improved," said Brady President and Chief Executive Officer Frank M. Jaehnert. "However, our profitability continues to be affected by a weak economy and a high cost structure."
         Sales for the nine months ended April 30, 2003, rose 7.6 percent to $410.2 million compared to $381.1 million in the same period last year. Net income for the period was $19.6 million or $0.83 per share compared to $22.6 million, or $0.96 per share in the period last year.
         Jaehnert added, "We are continuing to make progress with our acquisition strategy. In February, we acquired Cleere Advantage, a dealer for safety and facility identification products in the United Kingdom; and in April, we acquired Etimark, GmbH, a leading bar-code solution provider in Germany. Both acquisitions provide a platform for further growth in our European operations.
         "Last month, we also announced changes in our organizational structure to better meet the needs of our customers, specifically replacing our two global groups with three regional businesses. We will begin reporting financial results by the three regions in our next fiscal year. We are working to leverage this new structure in order to maximize profitability and increase efficiency and productivity. Throughout the remainder of fiscal 2003 and continuing into fiscal 2004 we will be looking to combine our sales and marketing resources throughout North America and Europe and consolidate certain facilities in the U.S. and abroad, resulting in a reduction of

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approximately 10 percent of our workforce. While it is always difficult to make job cuts, we believe these steps are necessary and will strengthen Brady's competitive position and improve future prospects for our company."
         "We expect restructuring charges of $10 to $13 million pretax with $7 to 10 million occurring in the fourth quarter of fiscal 2003 and the balance in fiscal 2004. Fiscal 2004 savings should be approximately equal to the total restructuring charge," said Brady Chief Financial Officer David W. Schroeder. "With continued uncertainty in the global economy, we expect fourth quarter sales of $140 to $150 million and fiscal year-end sales of $550 to $560 million, with fourth quarter net income of $0.07 to $0.17 per share, and $0.90 to $1.00 per share for the fiscal year after restructuring charges of $0.20 to $0.28 per share."
         A Web cast of a conference call regarding the company's fiscal 2003 third quarter results will be available at www. investor.bradycorp.com beginning at 9:30 a.m. Central Time today.
         Brady is an international manufacturer and marketer of identification and materials solutions, with products including labels, signs, precision die-cut materials, printing systems, software, and label-application and data-collection systems for electronics, telecommunications, manufacturing, electrical, and a variety of other markets. Founded in 1914, Brady is headquartered in Milwaukee and employs about 3,100 people in operations in the United States, Europe, Asia/Pacific, Latin America and Canada. More information is available on the Internet at www.bradycorp.com.

                                       ###


This news release contains forward-looking information, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking information in this release involves risks and uncertainties, including, but not limited to, domestic and international economic conditions and growth rates; fluctuations in currency exchange rates for international currencies versus the U.S. dollar; the successful implementation of a new enterprise-resource-planning system; the ability of the company to acquire, integrate and achieve anticipated synergies from new businesses; the ability of the company to adjust its cost structure to changes in levels of sales and product mix in a timely manner; variations in the economic or political conditions in the countries in which the company does business; technology changes; and the continued availability of sources of supply. Brady cautions that forward-looking statements are not guarantees, since there are inherent difficulties in predicting future results, and that actual results could differ materially from those expressed or implied in forward-looking statements.

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BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND EARNINGS RETAINED IN THE
BUSINESS

(Dollars in Thousands, Except Per Share Amounts)

                                                                             (Unaudited)                     (Unaudited)

                                                                     Three Months Ended April 30,     Nine Months Ended April 30,
                                                                         2003           2002               2003           2002
                                                                       ---------      ---------         ----------      ---------
NET SALES                                                             $ 141,955     $  130,533        $   410,182     $  381,123

Operating expenses:
   Cost of products sold                                                 68,826         63,516            203,180        187,591
   Research and development                                               5,165          4,520             13,808         13,140
   Selling, general and administrative                                   55,890         49,781            164,197        146,622
                                                                       ---------      ---------         ----------      ---------
Total operating expenses                                                129,881        117,817            381,185        347,353

Operating income                                                         12,074         12,716             28,997         33,770

Other income and (expense):
   Investment and other income - net                                        977            238                788            826
   Interest expense                                                         (22)           (15)               (65)           (34)
                                                                       ---------      ---------         ----------      ---------

Income before income taxes                                               13,029         12,939             29,720         34,562

Income taxes                                                              4,432          4,464             10,107         11,954
                                                                       ---------      ---------         ----------      ---------

Net Income                                                                8,597          8,475             19,613         22,608

Earnings retained in business at beginning of period                    289,508        282,329            287,674        276,779

Less dividends:
  Redemption premium on preferred stock                                                                      (171)
  Preferred stock                                                             -            (65)                             (195)
  Common stock                                                           (4,543)        (4,270)           (13,554)       (12,723)

Earnings retained in business at end of period                        $ 293,562     $  286,469        $   293,562     $  286,469
                                                                       =========      =========         ==========      =========

Net income per Class A Nonvoting Common Share

                                                             Basic    $    0.37     $     0.36        $      0.84     $     0.97
                                                                       =========      =========         ==========      =========

                                                           Diluted    $    0.37     $     0.36        $      0.83     $     0.96
                                                                       =========      =========         ==========      =========

Net income per Class B Voting Common Share

                                                             Basic    $    0.37     $     0.36        $      0.81     $     0.94
                                                                       =========      =========         ==========      =========

                                                           Diluted    $    0.37     $     0.36        $      0.80     $     0.93
                                                                       =========      =========         ==========      =========


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BRADY CORPORATION AND SUBSIDIARIES
COMPARATIVE BALANCE SHEETS

(DOLLARS IN THOUSANDS)

                                           ASSETS                                   APRIL 30, 2003           JULY 31, 2002
                                           ------                                   --------------           -------------
                                                                                     (UNAUDITED)
CURRENT ASSETS:
   Cash and cash equivalents                                                    $            68,631     $           75,969
   Accounts receivable, less allowance for losses ($3,574 and                                85,098                 76,246
       $3,206, respectively)
   Inventories                                                                               37,685                 36,718
   Prepaid expenses and other current assets                                                 19,965                 21,093
                                                                                 -------------------     ------------------

     Total current assets                                                                   211,379                210,026

OTHER ASSETS:
   Goodwill - net                                                                           128,655                108,053
   Other                                                                                     26,292                 21,555
                                                                                 -------------------     ------------------

                                                                                            154,947                129,608
PROPERTY, PLANT AND EQUIPMENT:
   Cost:
       Land                                                                                   5,155                  5,612
       Buildings and improvements                                                            50,409                 50,122
       Machinery and equipment                                                              138,159                127,955
       Construction in progress                                                               3,865                  3,062
                                                                                 -------------------     ------------------

                                                                                            197,588                186,751
   Less accumulated depreciation                                                            116,554                105,860
                                                                                 -------------------     ------------------

       NET PROPERTY, PLANT AND EQUIPMENT                                                     81,034                 80,891
                                                                                 -------------------     ------------------

TOTAL                                                                           $           447,360     $          420,525
                                                                                 ===================     ==================

                          LIABILITIES AND STOCKHOLDERS' INVESTMENT
                          ----------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                                             $            27,198     $           26,294
   Wages and amounts withheld from employees                                                 29,120                 26,251
   Taxes, other than income taxes                                                             2,614                  2,396
   Accrued income taxes                                                                      10,890                  6,312
   Other current liabilities                                                                 19,961                 12,847
   Short-term borrowings and current maturities on long-term debt                                39                    162
                                                                                 -------------------     ------------------

       TOTAL CURRENT LIABILITIES                                                             89,822                 74,262

LONG-TERM DEBT, LESS CURRENT MATURITIES                                                         845                  3,751

OTHER LIABILITIES                                                                            18,554                 18,270
                                                                                 -------------------     ------------------

       TOTAL LIABILITIES                                                                    109,221                 96,283

STOCKHOLDERS' INVESTMENT:
   Preferred stock                                                                                                   2,855
   Class A nonvoting common stock - Issued and outstanding, 21,426,467                          214                    214
        and 21,356,605 shares, respectively
   Class B voting common stock - Issued and outstanding 1,769,314 shares                         18                     18
   Treasury Stock - 18,262 and 4,548 shares, at cost                                           (509)                  (132)
   Additional paid-in capital                                                                43,566                 41,526
   Earnings retained in the business                                                        293,562                287,674
   Cumulative other comprehensive income                                                      1,350                 (7,665)
   Other                                                                                        (62)                  (248)
                                                                                 -------------------     ------------------

       TOTAL STOCKHOLDERS' INVESTMENT                                                       338,139                324,242
                                                                                 -------------------     ------------------

TOTAL                                                                           $           447,360     $          420,525
                                                                                 ===================     ==================

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BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

                                                                                                           (Unaudited)
                                                                                                        Nine Months Ended
                                                                                                           April 30th
                                                                                                   2003                 2002
                                                                                              ----------------      -------------
Operating activities:
Net income                                                                                  $          19,613     $       22,608
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and Amortization                                                                        13,112             11,799
  Loss on sale or disposal of property, plant & equipment                                                  71                605
  Provision for losses on accounts receivable                                                             833                963
  Amortization of restricted stock                                                                        185                520
  Changes in operating assets and liabilities (net of effects of business acquisitions):
     Accounts receivable                                                                               (1,159)            (3,830)
     Inventory                                                                                          2,713              3,536
     Prepaid expenses and other assets                                                                 (1,468)               323
     Accounts payable, accrued expenses and other liabilities                                           1,943              5,762
     Income taxes                                                                                       4,628             (1,196)
                                                                                              ----------------      -------------
        Net cash provided by operating activities                                                      40,471             41,090

Investing activities:
  Purchase of Business                                                                                (20,906)           (12,749)
  Termination of Capital Lease                                                                           (791)                 -
  Purchases of property, plant and equipment                                                          (11,593)            (9,513)
  Proceeds from sale of property, plant and equipment                                                      56                102
  Other Investments                                                                                      (198)                20
                                                                                              ----------------      -------------
        Net cash (used in) investing activities                                                       (33,432)           (22,140)

Financing activities:
  Payment of dividends                                                                                (13,725)           (12,918)
  Proceeds from issuance of Common Stock                                                                2,040              3,646
  Principal payments on debt                                                                             (210)            (1,369)
  Redemption of preferred stock                                                                        (2,855)                 -
  Purchase of Treasury Stock                                                                             (377)                 -
                                                                                              ----------------      -------------
        Net cash (used in) financing activities                                                       (15,127)           (10,641)
Effect of exchange rate changes on cash                                                                   750               (850)
                                                                                              ----------------      -------------

Net (decrease) increase  in cash and cash equivalents                                                  (7,338)             7,459
Cash and cash equivalents, beginning of period                                                         75,969             62,811
                                                                                              ----------------      -------------

Cash and cash equivalents, end of period                                                    $          68,631     $       70,270
                                                                                              ================      =============


Supplemental disclosures:
Cash paid during the period for:
  Interest                                                                                  $              38     $          155
  Income taxes, net of refunds                                                                          8,045             11,726
Acquisitions:
  Fair value of asset acquired, net of cash                                                 $          14,460     $        5,667
  Liabilities Assumed                                                                                  (9,264)            (1,789)
  Goodwill                                                                                             15,710              8,871
                                                                                              ----------------      -------------
        Net cash paid for acquisitions                                                      $          20,906     $       12,749
                                                                                              ================      =============
Termination of Capital Lease:
  Disposition of capital assets                                                             $          (2,574)    $            -
  Settlement of capital lease liability                                                                 3,365                  -
                                                                                              ----------------      -------------
        Net cash paid for termination of capital lease                                      $             791     $            -
                                                                                              ================      =============